EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE AGREEMENT FOR SALE AND
IMPLEMENTATION OF SPECIFIED SIGNS WITH PRICE

This Exclusive Agreement For Sale and Placement of Specified Signs with Price (this “Agreement”) is entered into effective as of April 15, 2011, by and between Insignia Systems, Inc. (“Insignia”), and News America Marketing In-Store Services L.L.C. (“NAM”) and News America Marketing Properties, LLC (“NAMP”).

WHEREAS, the parties have been involved in litigation in the Federal District Court for the District of Minnesota, Insignia Systems, Inc. v. News America Marketing In-Store, Inc., et al., Civ. No. 04-4213 JRT/AJB (D.MN); and

WHEREAS, the parties have settled the above-referenced litigation pursuant to the terms of the Settlement Agreement between the parties dated February 9, 2011 (“Settlement Agreement”); and

WHEREAS, as part of the settlement the parties agreed on a Term Sheet (Joint Exhibit A) setting forth the material terms for the placement of signs with price, which the parties now wish to set out in this long form agreement; and

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the terms and conditions contained herein, the parties agree as follows:

1.	Payment. In consideration for the rights granted to Insignia by NAM in this Agreement, Insignia has paid NAM the sum of $4,000,000 receipt of which is hereby acknowledged by NAM.

2.	Definitions.

	A.	NAM PPG Retailers shall mean retailers within the NAM Retailers Network, as it exists from time to time, which accept NAM PPG signs.

	B.	NAM Non-PPG Retailers shall mean retailers within the NAM Retailers Network, as it exists from time to time, which do not accept NAM PPG signs.

	C.	NAM Retailers Network shall mean all retailers with whom NAM has a contract or business relationship for placement of in-store advertising.

	D.	Specified Signs with Price shall mean Price Pop Guaranteed signs which have content limited to the elements set forth on Exhibit 1.

	E.	Signs with Price shall mean any in-store advertising signs which state a product price.

	F.	Insignia Signs with Price shall mean Signs with Price which Insignia produces and sells other than Specified Signs with Price, such as the Insignia POPSign.

3.	Grant of Exclusive Rights for Specified Signs with Price.

A.

Insignia [ * ] shall have the right to sell Specified Signs with Price, for placement in the entire NAM Retailers Network which accept Specified Signs with Price, subject to the terms hereof. Insignia may not use any selling agents other than [ * ] to sell Specified Signs with Price. Only Insignia and not [ * ] may process orders for placement of signs under this Agreement.

B.

Insignia may only contract with [ * ] to sell Specified Signs with Price to only the CPG’s to whom [ * ] had prior to February 9, 2011 serviced with respect to Insignia’s Signs with Price (the “[ * ] Permitted Clients”). If and when requested by NAM from time to time, an executive officer of Insignia shall certify that the only clients to whom [ * ] has offered Specified Signs with Price are the [ * ] Permitted Clients. Insignia agrees that, at NAM’s request, Magistrate Judge Boylan, in camera, can review such records as is necessary to confirm whether [ * ] has offered Specified Signs with Price to any clients other than the [ * ] Permitted Clients.

C.

NAM and NAMP will sell no Signs with Price, directly or indirectly, for placement in the NAM Retailers Network stores during the term of this Agreement, except (i) NAM may sell signs bearing price related messages for placement in stores in the NAM Retailers Network, as long as such signs do not have a retail price on the sign; and (ii) nothing herein restricts NAM from providing any services other than those for which Insignia has exclusive rights under this Agreement, including without limitation any merchandising services. Except as specifically provided in Section 20, in no case shall NAM use any of the intellectual property licensed pursuant to this Agreement.

D.

Nothing in this Agreement shall prevent or restrict Insignia from providing any Signs with Price to a retailer: (1) at the retailer’s request; and (2) in conformance with the retailer’s specifications, provided that nothing herein constitutes a waiver of or an agreement by NAM not to enforce any rights NAM has under its agreements with retailers in the NAM Retailers Network, except as specifically provided herein with respect to Specified Signs with Price.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

	E.	To avoid confusion:

		i.	Insignia may place only Specified Signs with Price with any NAM PPG Retailer with which NAM has an exclusive retailer arrangement, under Section 5.A.

		ii.	Insignia may place only Specified Signs with Price with any NAM Non-PPG Retailer with which NAM has an exclusive retailer arrangement, under Section 5.B.

iii.

Insignia may place its own Signs with Price with any NAM PPG Retailer with whom NAM does not have an exclusive retailer arrangement by contracting directly with such retailer. At Insignia’s sole option, Insignia may elect to place Specified Signs with Price with any such retailer under the terms of this Agreement, Section 5.A.

iv.

Insignia may place any of Insignia’s Signs with Price with any NAM Non-PPG Retailer with which NAM does not have an exclusive retailer arrangement by contracting directly with such retailer or, at its sole option, Insignia may place Specified Signs with Price with such retailer pursuant to this Agreement, Section 12.

4.

Sold Programs. NAM shall service those PPG programs which NAM sold prior to February 9, 2011 (the “Previously Sold Programs”). The list of the Previously Sold Programs (which includes the dates of such programs and the product categories for such programs) is set out on Exhibit 9. As the Previously Sold Programs were sold on a category exclusive basis, Insignia will not sell Specified Signs with Price into NAM Retailers Network for the particular product category at the contracted retail stores and during the dates of such Previously Sold Programs all as listed on Exhibit 9. NAM will not enter into any additional such category exclusive arrangements with respect to Signs with Price after February 9, 2011.

5.	Sign Placement Procedure with NAM Retailers.

	A.	Placement of Specified Signs with Price with any NAM PPG Retailers shall be subject to Exhibit 7 and the following:

		i.	Specified Signs with Price must conform to the retailers’ specifications for price-specific signage as same may exist from time to time.

	ii.	For each Specified Sign with Price provided by Insignia in respect of a NAM PPG Retailer, Insignia shall pay NAM a [ * ] Access Fee and an Installation Fee of [ * ] per cycle, subject to Exhibit 5.

	iii.	Insignia shall use NAM to install all Specified Signs with Price in the NAM PPG Retailers.

	iv.	Insignia to the extent necessary shall notify NAM in writing of the proposed placement (including the dates for placement, stores, as further provided on Exhibit 7.

v.

Nothing in this Agreement shall prevent Insignia from placing its Insignia Signs with Price with a PPG Retailer with which: (a) NAM does not have exclusive rights which would prohibit the placement of Insignia Signs with Price; and (b) Insignia has a contract to place Signs with Price. If Insignia uses NAM to install such signs, Insignia shall pay NAM the Installation Fee, but no Access Fee for such sign. Nothing in this Agreement shall constitute a waiver of or prevent NAM from enforcing any rights it has under its agreements with retailers in the NAM Retailers Network, except as specifically provided herein with respect to Specified Signs with Price.

B.

For the NAM Non-PPG Retailers at which Insignia wishes to place Specified Signs with Price, NAM and Insignia will work cooperatively (as described in Section 9.A.) and NAM shall assist Insignia to present to each of the NAM Non-PPG Retailers the opportunity to accept Specified Signs with Price. If a NAM Non-PPG Store agrees to accept Signs with Price, the following shall apply:

i.

NAM and Insignia have prepared a standard acknowledgement to be signed by NAM, Insignia and, the NAM Non-PPG Retailers (if agreed upon by the NAM Non-PPG Retailers), (the “Standard Acknowledgement”) (attached as Exhibit 14) under which, among other things, NAM acknowledges Insignia will have the right to place Specified Signs with Price in the stores of such retailer. The Standard Acknowledgement provides that Insignia and the NAM Non-PPG Retailers will agree to a sign placement agreement and that Insignia (and not NAM) will be solely responsible to pay any placement fee directly to the NAM Non-PPG Retailers.

ii.

For each Specified Sign with Price provided by Insignia in respect of a NAM Non-PPG Retailer, Insignia shall pay NAM an Installation Fee of [ * ] and an Access Fee of [ * ] per cycle, subject to Exhibit 5.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

		iii.	NAM agrees to allow Specified Signs with Price in such stores, subject to the terms herein and in the Standard Acknowledgement.

		iv.	Insignia shall use NAM to install all Specified Signs with Price in the NAM Non-PPG Retailers.

		v.	Insignia to the extent necessary shall notify NAM in writing of the proposed placement (including the dates for placement, stores, as further provided in Exhibit 7.

	C.	The following shall apply for all Specified Signs with Price programs (i.e., those placed in NAM PPG Retailers and NAM Non-PPG Retailers):

		i.	Payment of the Access Fee and Installation Fees will be made within thirty (30) days after the start of the applicable cycle.

ii.

Within three (3) weeks following the expiration of each cycle, NAM shall provide to Insignia a compliance report calculating installation, in accordance with Exhibit 5. Subject to Section 5.C.ii., the compliance report shall be used to determine whether any credits contemplated by Section 17 and Exhibit 5 are to be extended to Insignia.

		iii.	During the Term, Insignia shall have the right, but not the obligation, at its sole cost and expense to have performed Compliance Audits as set forth on Exhibit 10.

6.

Price Information. The parties recognize that timely and accurate information of retail prices from the retailers is necessary for a Specified Signs with Price program. Upon notice from Insignia, NAM will request that all NAM PPG Retailers adopt the price information transmission system utilized by Insignia. If a Retailer refuses to utilize such system, NAM will provide such information as is required by Insignia to implement the Specified Signs with Price program. Until the expiration or termination of NAM’s current contract for such information with ODT, this will be provided to Insignia by ODT pursuant to such contract. NAM will pay the base fee ODT charges for providing such information to Insignia under such contract. Thereafter, NAM will provide such information directly to Insignia, if the contract with ODT is not renewed or extended. Insignia will reimburse NAM for any material incremental expense needed to satisfy Insignia’s communication requirements. If a Retailer refuses to utilize such system, NAM will provide such information to Insignia as is provided to NAM by the Retailer.

7.

Other NAM Information. NAM has provided Insignia with the names of the top fifteen (15) NAM PPG Retailers through the store level, including for each retailer the term of such contract and the key contact person for each. NAM, by the date of execution, will have also provided to Insignia a complete list of all retailers in the NAM’s Retailer Network, including for each retailer whether such retailer is a NAM PPG Retailer or a NAM Non-PPG Retailer.

NAM will provide Insignia updates to any information provided by NAM under this Agreement per cycle or as occurs but no later than when such updates are provided generally to NAM’s clients and NAM’s sales staff.

NAM will provide Insignia with the further information specified on Exhibit 12.

8.

Retailer’s Contracts. If a NAM PPG Retailer does not renew the Price Pop Guaranteed portion of its agreement with NAM, Insignia will not be restricted from negotiating a contract with such retailer for Sign with Price business.

9.	NAM Obligations. During the term of this Agreement:

	A.	NAM and Insignia shall cooperate in solicitation of NAM Network Retailers to accept Specified Signs with Price as follows:

		i.	For NAM PPG Retailers

			a.	NAM shall provide a letter to each PPG Retailer in a form attached as Exhibit 6 in order to make the initial request referred to in Section 6 above.

b.

If the NAM PPG Retailer rejects NAM’s request made pursuant to Section 6 above that the NAM PPG Retailer use Insignia’s price information transmission system, NAM will provide Insignia with the information provided to NAM by the Retailer and shall provide such information in accordance to Section 6.

		ii.	For NAM Non-PPG Retailers

			a.	NAM shall reasonably participate in joint meetings with Insignia and retailers to assist in sell in process of Specified Signs with Price.

			b.	NAM shall provide a retail liaison/contact at NAM if Insignia is meeting with retailers and needs confirmation that they can sign a Standard Acknowledgment.

	B.	NAM and Insignia will each appoint a corporate representative to provide information, coordinate activities with NAM, Insignia and retailers.

C.

All information provided by Insignia to NAM as part of the placement procedure discussed in Section 5 and Exhibits 7, 7.1 and 7.2 will be considered confidential information for the purposes of Section 22 of this Agreement until such time as the Specified Signs with Price are placed at shelf.

10.

Fees Adjustments. Recognizing that the cost for retailer access and acceptance of programs may increase over time, the access fees set out in clauses 5.A.ii. 6.B.ii. shall be increased on a pro-rata basis to the extent access fees (taken in aggregate for all NAM tactics at the applicable retailer) paid by NAM to the applicable existing retailers in NAM’s network increase from the amounts (taken in the aggregate for all NAM tactics at the applicable retailer) being paid by NAM to such retailer as of the date of this Agreement. Insignia shall have the option to have an independent third party auditor, which shall be one of the “Big Four” accounting firms or otherwise mutually agreed upon by Insignia and NAM, and subject to execution by such auditor of a confidentiality agreement in a form reasonably satisfactory to NAM, review all applicable retailer contract records to the extent necessary to verify the pro-rata increase in access fees.

11.

Retailer Rejections. Neither party shall have any liability in the event a retailer or participating store refuses placement of any Specified Signs with Price (except for a credit or refund of Access Fees or Installation Fees for any amounts paid for such refused placement), subject to Exhibit 5.

12.

Non-PPG Merchandising. Insignia shall have the option, but not the obligation, to use NAM’s field force to install Insignia Signs with Price in accordance with Exhibit 7: (i) in stores that accept both Insignia price specific signage and NAM programs (“In-Network Merchandising”); or (ii) in stores that accept Insignia price-specific signage but do not accept NAM programs (“Out-of-Network Merchandising”).

	A.	For In-Network Merchandising, Insignia shall pay NAM a fee of [ * ] per placement per cycle.

B.

For Out-of-Network Merchandising, Insignia shall pay NAM a fee of [ * ] per cycle for each store (which includes up to [ * ] actual placements and removals in such store per cycle) and [ * ] per placement for signs in excess of [ * ] placements per store per cycle.

13.

Execution of Signs – NAM Retailers. For placement of Specified Signs with Price in NAM Retailers, NAM will provide Insignia with the information as well as Insignia providing NAM with the information and materials contemplated by Exhibit 7 by the deadlines specified on Exhibit 7, or as otherwise mutually agreed.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

14.	Notices. Any notices required or permitted under this Agreement shall be in writing and effective upon delivery if delivered by overnight courier, hand delivery, or e-mail as follows:

If to Insignia:	Insignia Systems
8799 Brooklyn Boulevard
Minneapolis, MN 55445
Attn: Mr. Scott Drill, President and CEO
scottd@insigniasystems.com

With a copy to:	Best & Flanagan LLP
225 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Attn: James C. Diracles
jdiracles@bestlaw.com

If to NAM:	News America Marketing
1185 Avenue of the Americas, 27th Floor
New York, NY 10036
Attn: Mr. Chris Mixson, President
cmixson@newsamerica.com

With a copy to:	News America Incorporated
1211 Avenue of the Americas, 13th Floor
New York, NY 10036
Attn: Mr. Louis F. Manzo
lmanzo@newscorp.com

15.	Sign Placement. For purposes of this Agreement, placement includes the following:

A.

Installation/placement of the sign in front of the product being promoted (or in one of the two alternate placement locations specified by Insignia) as contemplated by Exhibit 7 in accordance with the Price Pop Guaranteed standard sign placement guidelines;

	B.	Removal of sign at the end of the promotional period.

C.

Any services in addition to the installation of a Specified Sign with Price at the start of a cycle and removal of a Specified Sign with Price at the end of a cycle may be requested by Insignia and if agreed upon by NAM will be billed at a rate to be mutually agreed upon.

16.

Installation and Other Activities. Installation and other activities under this Agreement shall be based upon NAM’s Price Pop Guaranteed cycle calendar, which for 2011, 2012, 2013 and 2014 is attached as Exhibit 11 and, for future years, will be determined by NAM consistent with historical practices.

17.	Installation Guarantee.

A.

PPG Installation Guarantee shall mean the guarantee which NAM provides to consumer product goods manufacturers (“CPG’s”) with which it contracts that it will achieve at least a [ * ] compliance rate for installing signs as provided on Exhibit 5.

B.

Subject to Insignia’s timely compliance with the terms and conditions of this Agreement, NAM will extend the PPG Installation Guarantee to Insignia for Specified Signs with Price and Insignia Signs with Price installed by NAM as further provided on Exhibit 5. If NAM does not meet the PPG Installation Guarantee of [ * ] as provided on Exhibit 5, as Insignia’s sole and exclusive remedy (except as provided in the following sentence), NAM will provide the credit or refund contemplated by Exhibit 5. If NAM’s average installation compliance calculated in accordance with Exhibit 5 is less than [ * ] for [ * ] or more cycles in a given calendar year, such compliance shall entitle Insignia to terminate this Agreement and avail itself of the remedy provided in Section 25.

18.

Representations and Warranties of the Parties. Each party represents and warrants to other party that this Agreement has been approved by all required corporate action, and upon due execution, shall constitute a valid and binding agreement of such party, enforceable in accordance with its terms. Each party also represents and warrants to the other party that entering into this Agreement shall not constitute a breach under any other contract, agreement or order to which the party is subject. Each party represents and warrants to the other party that all of the information provided by such party in connection with this Agreement is true and complete, and does not fail to include any information which is required to make the disclosed information true and complete. Each party represents and warrants to the other party that it will comply with all applicable laws, including the obligation of good faith and fair dealing implied in all contracts under Minnesota law, in connection with its performance under this Agreement.

19.	Representations and Warranties of NAM. NAM also represents and warrants to Insignia as follows:

	A.	All information regarding NAM Retailers provided by NAM to Insignia is current and correct.

B.

Except as disclosed on Exhibit 4, none of the contracts with NAM PPG Retailers includes any material restrictions on placement of Price Pop Guaranteed signs or Specified Signs with Price. NAM shall provide Insignia with written notice of any changes to the restrictions.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

	C.	Specified Signs with Price qualify as a PPG Sign for placement with all NAM PPG Retailers.

20.

SmartSource Price Pop Guaranteed® Brand Intellectual Property License. In furtherance of Insignia’s sales activities in connection with the Specified Signs Price program contemplated by this Agreement, NAMP and NAM hereby each grant to Insignia, during the term of this Agreement, a worldwide, fully paid-up, royalty free, non-transferrable, non-sublicensable right and license to use the trademarks, service marks, copyrights, trade names and all other intellectual property associated and used in connection with NAM’s SmartSource Price Pop Guaranteed® program as conducted by NAM (collectively, the “Price Pop Guaranteed Brand Intellectual Property”), which licenses shall be exclusive to Insignia for Specified Signs with Price. NAMP and NAM each warrants and represents to Insignia that the licenses granted under this Section 20 include all intellectual property rights currently used by NAM in connection with NAM’s SmartSource Price Pop Guaranteed® program as conducted by NAM. Notwithstanding anything in this Agreement to the contrary, Insignia shall either use the SmartsSource Price Pop Guaranteed mark on not less than [ * ] of the Specified Signs with Price provided under this Agreement in each year of the Agreement and provide NAM with evidence and specimens of each usage or (ii) during such periods as NAM shall have obligations to print and install on behalf retailers private label SmartSource Price Pop Guaranteed programs, allow NAM use the Price Pop Guaranteed Brand Intellectual Property solely in connection NAM executing such private label programs.

Each initial use of the Price Pop Guaranteed Brand Intellectual Property shall be subject to NAM’s prior written approval, not to be unreasonably withheld or delayed, and which approval is deemed to be granted if no response is given within five business days of Insignia’s written request delivered in accordance with Section 14 and NAM has failed to respond within three business days to Insignia’s written reminder of the initial request delivered in accordance with Section 14. As between the parties, all usage of the Price Pop Guaranteed Brand Intellectual Property and the goodwill associated therewith shall inure to the benefit of NAMP.

21.

Nonsolicitation. During the term of this Agreement, neither party shall recruit, solicit, hire, or attempt to hire any person who is then serving as an employee of the other party, or who was serving as an employee of the other party during the twelve months prior to that time.

22.

Mutual Indemnification. Insignia agrees to indemnify, defend and hold harmless NAM and its affiliated entities and their respective shareholders, directors, employees, agents, and representatives, against any loss, cost, damage or expense, including reasonable attorney’s fees, resulting from a lawsuit or claim made or asserted against or involving NAM by any third party arising out of

Insignia’s breach or alleged breach of this Agreement, for any claims made by any of Insignia’s selling agents and for any claims made by any Insignia client related to performance of this Agreement (for the purposes of this paragraph, each a “Third Party Claim”). Upon receipt of any such Third Party Claim, NAM shall promptly notify Insignia, and Insignia shall have the option to assume defense of such Third Party Claim directly and pay all expenses associated therewith (including reasonable attorneys’ fees), or to leave defense of the Third Party Claim in the control of NAM, and reimburse NAM for all costs, liabilities, and expenses associated therewith, including reasonable attorneys’ fees. If Insignia chooses to assume direct responsibility for the defense of the Third Party Claim, it shall have the right to settle any such claims only with NAM’s consent, which consent shall not be unreasonably withheld.

NAM agrees to indemnify, defend and hold harmless Insignia, and its affiliated entities and their respective shareholders, directors, employees, agents, and representatives, against any loss, cost, damage or expense, including attorney’s fees, resulting from a lawsuit or claim made or asserted against or involving Insignia by any third party arising out of NAM’s breach or alleged breach of this Agreement, other than for claims by any Insignia client related to performance of this Agreement (for the purposes of this paragraph, a “Third Party Claim”). Upon receipt of any such Third Party Claim, Insignia shall promptly NAM, and NAM shall have the option to assume defense of such Third Party Claim directly and pay all expenses associated therewith (including reasonable attorneys’ fees), or to leave defense of the Third Party Claim in the control of Insignia, and reimburse Insignia for all costs, liabilities, and expenses associated therewith, including reasonable attorneys’ fees. If NAM chooses to assume direct responsibility for the defense of the Third Party Claim, it shall have the right to settle any such claims only with Insignia’s consent, which consent shall not be unreasonably withheld.

In the case of a breach by a NAM PPG retailer which causes harm to Insignia, NAM will either use commercially reasonable efforts to cure the breach by having the retailer perform as required by the contract or assign to Insignia the right to enforce the contract.

23.

Confidentiality. All information that the parties disclose to each other pursuant to this Agreement, including but not limited to the terms of their respective agreements with retailers, shall be kept confidential by the receiving party and not shared with any third party, including any competitors, except as set forth below. The receiving party shall treat the other party’s confidential information with the same care and take the same precautions that the receiving party uses to maintain the confidentiality of their own confidential and competitively sensitive documents and information, except: (i) to the extent necessary to comply with the law or a valid order of a court of competent jurisdiction, in which event(s) the party making such disclosure shall so notify the other as promptly as practicable (if possible, prior to making such disclosure), and shall seek confidential treatment of such information and/or in camera review, (ii) to the extent necessary to comply with the S.E.C. or other regulatory authorities or similar disclosure requirements under any applicable laws, (iii) as part of its normal business activities or reporting or review procedures to its parent and affiliated companies (other than [ * ] except as specifically contemplated below), banks, auditors, attorneys, accountants, insurers and similar professionals, provided, however, that such companies, banks, auditors, attorneys, accountants, insurers and similar professionals agree to be bound by the provisions of this paragraph, (iv) as required by the Internal Revenue Service or by any state tax authority (v) to the extent the information is publicly available provided same is not as a result of any disclosure by recipient, and (vi) in any proceeding to enforce this Agreement.

Insignia shall be permitted to share with [ * ] only that information described on Exhibit 12 (the “Permissible [ * ] Information”) but no other confidential information shared by NAM or which Insignia may become aware of in connection with this Agreement and the transactions contemplated hereunder. Insignia shall take reasonable efforts to ensure that [ * ] (i) does not disclose any Permissible [ * ] Information to any third party and (ii) uses the Permissible [ * ] Information solely to sell Specified Signs with Price programs to the [ * ] Permitted Clients.

24.

Term. This Agreement shall continue in effect until the earlier of (a) a period of (10) years from the date hereof, or (b) termination by either party by written to the other party if the other party fails to cure a material breach of this Agreement within sixty (60) days after written notice thereof. The Agreement may be extended at the end of its term by the mutual written agreement of both parties. Any provision of this Agreement which is clearly intended by its plain meaning to survive termination shall continue for the period necessary to give it its full effect.

25.

Remedies. Both Insignia and NAM agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by material breach or default of this Agreement. Therefore, Insignia and NAM agree that, in the event of termination of this Agreement as a result of a material breach of this Agreement which is not cured within sixty (60) days after written notice thereof, the breaching party shall pay the non-breaching party the Liquidated Damages Amount (as defined below). The “Liquidated Damages Amount” shall mean: (1) in the case of breach resulting in termination of the Agreement [ * ] less [ * ] for each full contract year this Agreement has remained in effect up to termination (for example, if the Agreement is terminated in June 2014, the Liquidated Damages Amount would be [ * ] or the [ * ] reduced by [ * ] for the three full years the Agreement was in effect); and (2) in the event of a breach of this Agreement which does not trigger a termination, the non-breaching party shall be entitled to recover [ * ] as liquidated damages, or, at its option, its actual, direct damages not to exceed the Liquidated Damages Amount. Any payment due hereunder

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

shall be paid immediately in cash, by wire transfer of same day funds. Insignia and NAM further agree that this liquidated damages provision represents reasonable compensation for the loss which would be incurred by a party due to any such breach. Such liquidated damages shall be the exclusive remedy in the event of such a termination.

26.

Dispute Resolution. The Federal District Court for the District of Minnesota (“Court”) will maintain jurisdiction pursuant to the terms of the Settlement Agreement and Magistrate Judge Arthur Boylan (“Judge Boylan”) shall resolve any disputes concerning this Agreement as part of the Court’s enforcement powers over court approved settlements. In the event of a dispute under this Agreement, including a dispute about whether a breach has occurred except with respect to disputes about the content of Specified Signs with Price which shall be resolved in accordance with Section 26A below. For all disputes other than those subject to 26.A. below, the parties shall meet and shall use good faith and commercially reasonable efforts to resolve the dispute. If the parties cannot resolve the dispute within fifteen (15) days after either party has requested a meeting, either party may request the Court to intervene in the dispute. The Court shall be requested to set an expedited schedule for resolving the dispute. The decision by the Court shall be binding and non-appealable.

26A.

Specified Signs with Price Content Disputes. From time to time, a dispute (each “Content Dispute”) may arise between NAM and Insignia as to whether a Sign with Price proposed by Insignia complies in all respects with the of Exhibit 1 and this Agreement (the “Sign Requirements”). A three member (the “Panel”) of advertising executives shall be established in accordance with Section 26A to be the sole decider as to whether a Specified Sign with Price complies in all respects with the Sign Requirements. Each of NAM and Insignia may appoint one person to the Panel provided such person meets all of the qualifications hereafter agreed to between the parties as of the date of the appointment. The two party appointed Panel members shall jointly agree upon third Panel member who must also satisfy the Qualifications. In the event a member is unable to serve as a result of death, incapacity or resignation, then, if such Panel member was appointed by a party, that party shall appoint the replacement Panel member and, if such Panel member was the jointly agreed upon third Panel member, the remaining Panel members shall jointly agree upon the replacement third Panel member who must also satisfy the Qualifications.

NAM may submit a Specified Sign with Price to the Panel in the event of a Content Dispute. Notice of a submission must be made simultaneously to Insignia. Each party may, within three (3) business days (the “Submission Period”) of the Content Dispute submission, submit to the Panel a position paper of not more than two pages (excluding any necessary exhibits or illustrative examples). The Panel shall be required to render its decision within two (2) business days of the expiration of the Submission Period which decision shall be limited to (i) disclosing whether or not the Specified Sign with Price complies in all respects with the Sign Requirements and (ii) if the decision is that the

Specified Sign with Price does not comply with the Sign Requirements, a brief description of what elements are non-compliant and what changes to the Specified Sign with Price are necessary to make the Specified Sign with Price compliant. Insignia may arrange to have the content of a Specified Sign with Price rejected by the Panel modified per the Panel’s direction and resubmitted to NAM. NAM shall either accept such modified Specified Sign with Price or initiate the Content Dispute mechanism. .

NAM shall have no obligation to install (and no liability in respect of such lack of installation) any Specified Sign with Price affected by a Content Dispute until such time as such Content Dispute has been resolved by a Panel decision that the Specified Sign with Price complies in all respects with the Sign Requirements or NAM has accepted the Specified Sign with Price as revised per the Panel’s direction. All decisions of the Panel shall be final and non-appealable. The Panel shall be required to keep confidential all communications between the Panel and the parties. The parties and the Panel shall mutually agree upon the compensation to be paid to the Panel. The Panel compensation for each review of a Specified Sign with Price that is subject to a Content Dispute shall be borne by (i) Insignia, if the Panel decides that the Specified Sign with Price did not comply in all respects with the Sign Requirements or (ii) NAM, if the Panel decides that the Specified Sign with Price did comply in all respects with the Sign Requirements.

27.

Status. The parties are independent contractors and not partners or co-venturers. Insignia is being made an exclusive seller of NAM’s Price Pop Guaranteed program limited to the scope of this Agreement. Neither party shall have the authority to bind the other party to any debt, liability, contract, or obligation, and shall not owe fiduciary duties to the other. Further, NAM shall have no responsibility or liability under this Agreement to any party other than Insignia. NAM and Insignia expressly agree that there shall be no third party beneficiaries of this Agreement.

28.

Complete Agreement; Amendment. This Agreement constitutes the entire agreement between the parties on the subject matter hereof, superseding all prior oral and written agreements. In the event of any conflict between the Agreement and the Settlement Agreement, the Settlement Agreement shall govern. This Agreement may only be modified in a written amendment signed by both parties.

29.

Binding Effect; Assignment. This Agreement is binding upon, and shall inure to the benefit of, each of the parties and their respective successors and assigns. This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party, except that either party may assign this Agreement in connection with a sale, transfer or merger of substantially its entire business.

30.

No Waiver. Neither party makes any warranties or representations, either express or implied, as to fitness, merchantability, or any other matters of any kind or nature, except as expressly set forth herein. A waiver by either party hereto of any non-compliance, default or breach by the other of any provision hereof shall not be considered a waiver of any subsequent non-compliance, default or breach of the same or of any other provisions hereof. The failure of either party to object to or to take affirmative action with respect to any conduct of the other which is in violation of this Agreement shall not be construed as a waiver thereof, or of any future breach or subsequent wrongful conduct. Any waiver of any provision of this Agreement must be made by a party in a signed writing.

31.	Governing Law. This Agreement shall be governed in accordance with Minnesota law, without regard to conflict of law principles.

32.	Signatures. This Agreement may be signed in counterparts. A facsimile or electronic copy of this signed Agreement shall have the same effect as a manually-signed original copy.

IN WITNESS WHEREOF, the parties have caused the execution of this Agreement as of the day and year first above written.

INSIGNIA SYSTEMS, INC.		NEWS AMERICA MARKETING IN-STORE SERVICES, L.L.C.

By:	/s/ Scott Drill	By:	/s/ Chris Mixon
Its:	CEO	Its:	President

NEWS AMERICA MARKETING PROPERTIES, L.L.C.

		By:	/s/ Chris Mixon
		Its:	President

EXHIBIT LIST

Exhibit 1	Specified Signs with Price Content

Exhibits 2A and 2B	Mock Ups from Term Sheet

Exhibit 3	Intentionally Omitted

Exhibit 4	Contracts with Material Restrictions

Exhibit 5	Installation Guarantee

Exhibit 6	Letter to Retailers

Exhibit 7	NAM Retailers Installation Guidelines

Exhibit 7.1	Production Timing Overview

Exhibit 7.2	ISI 2011 Selling Cycle Calendar

Exhibit 7.3	NAM Installation Guidelines

Exhibit 8	Intentionally Omitted

Exhibit 9	Existing PPG Sales

Exhibit 10	Audit Guidelines

Exhibit 11	Cycle Calendar

Exhibit 12	Required Information

Exhibit 13	Intentionally Omitted

Exhibit 14	Standard Acknowledgement

EXHIBIT 1

Specified Signs with Price content:

May contain only the following:
-	Product Picture(s)

-	Product Name(s)

-	Product Size(s)

-	UPC Numbers

-	Retailer Logos

-	Good Through Dates

-	Tag Line (as defined below) or Price Related Messaging – NAM to allow on a non-exclusive basis price related messaging limited to type in mock up sent by Insignia attached as Exhibit 2A

-	Price (more prominent than other elements)

The signs may not contain any other messaging.

Tear Strip allowed on each sign; provided however, that the tear strip is only used to remedy any discrepancy that occur between the featured price and a price change that takes place during the term of the 2 week cycle.

Except as contemplated by Section 20 of the Agreement, nothing in the specifications requires that the signs or the clips used to install them include the “SmartSource” or “News America Marketing” name.

A “Tag Line” is a trademark, slogan or phrase associated with the product, but not general advertising.

EXHIBIT 2A – MOCK UP FROM TERM SHEET

Whole Grain Guaranteed
CALCIUM & VITAMIN D
Cinnamon Toast Crunch
Cocoa Puffs
Honey Nut Cheerios
INSIDE
Cheerios
OATS
LOWER CHOLESTEROL

All items must be purchased in one shopping visit using your Club Card. Offer valid 11/12/08 - 11/18/08.

Participating Products: Honey Nut Cheerios 12.25 oz, Cinnamon Toast Crunch 12.8 oz, Cheerios 8.9 oz, Cocoa Puffs 11.8 oz, and All Nature Valley Granola Bars.

$0.00

SAFEWAY

0 0Z

UPC: 0-00000-00000
00/00/00 - 00/00/00

EXHIBIT 2B – MOCK UP FROM TERM SHEET

ATHENOS
GREEK STRAINED
HONEY NONFAT YOGURT
HONEY
NET WT 5.3 OZ (150g)
ATHENOS
HONEY NONFAT YOGURT

TASTE WHAT REAL YOGURT IS MADE OF

$0.00

SAFEWAY

0 0Z

UPC: 0-00000-00000
00/00/00 - 00/00/00

EXHIBIT 3 – INTENTIONALLY OMITTED

EXHIBIT 4 - CONTRACTS WITH MATERIAL RESTRICTIONS

Each retailer/participating store retains the right to approve or reject individual programs.

Sample Retailer restrictions (PPG Network – Restricted), will be updated periodically:

[ * ]

Retailer restrictions (PPG Network – Pre-approval) :

[ * ]

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

EXHIBIT 5 –INSTALLATION GUARANTEE

NAM shall issue to Insignia a refund or credit for any amount then due NAM if the rate installation (as calculated below) for a Specified Sign with Price program is less than [ * ] of the Final Store Count as further described below. The rate of installation is a percentage calculated by dividing the sum of the number of stores in which the Specified Sign with Price Program is successfully installed plus the number of stores NAM is unable to install the Specified Sign with Price Program in due to retail access issues outside the control of NAM by the Final Store Count and multiplying such number by one hundred (100). Retail access issues outside the control of NAM are (i) featured product is not in distribution or is out of stock, (ii) remodeling or resetting of stores, (iii) store closed or not open yet, (iv) Insignia or client directive not to install, (v) Insignia fails to provide NAM with the information or materials required by Exhibit 7 by deadlines specified in Exhibit 7 or (vi) price at shelf does not match price on sign, as categories may be updated from time to time upon prior written notice by NAM. The amount of the credit or refund shall be Insignia’s sole remedy under this guarantee and shall equal the per sign access fee and installation fee multiplied by the number of additional stores needed in the numerator of the rate of installation calculation above to make the rate of installation equal [ * ]. “Final Store Count” shall mean the number of stores in which the Specified Signs with Price are to be installed for each particular program based on the procedures contained in Exhibit 7 as of approximately seven (7) weeks prior to the start of the cycle for the Program.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

EXHIBIT 6 –LETTER TO RETAILERS

Dear Retailer,

As you may know we have recently entered into a ten-year business arrangement with Insignia Systems. As of February 9th, 2011 they are the exclusive provider of signs with price into the Price POP Guaranteed Network. News America will no longer sell that tactic.

Moving forward Insignia Systems and News America are requesting that your retail pricing data for those products sold into each cycle is submitted directly to Insignia. Insignia can take the pricing data the same way you are currently providing it to us, or potentially enhance the current process.

Either your NAM and/or Insignia representative will be contacting you soon for next steps. We want to minimize any interruption and effort for you. We are looking forward to a smooth transition and a successful program for all three parties moving forward.

Sincerely,
NAM Representative

EXHIBIT 7 – NAM RETAILERS INSTALLATION GUIDELINES

Unless noted, the following relates to placement of signs both NAM PPG and NON PPG Retailers.

A.

Sales Process and Order Entry. Insignia will follow the jointly agreed upon modified NAM’s PPG Sales Schedule (see exhibit 7.1, “Production Schedule Timing Overview”). NAM’s PPG Sales Schedule is subject to change if mutually agreed upon.

B.

Data Entry. Insignia will provide all required program data to NAM by the Final Cutoff Date as shown in exhibit 7.1. Entries will include but are not limited to participating stores, UPC’s, Product Description and Product Size.

C.

Program Specifications. The Specified Signs with Price must adhere to the specifications shown in Exhibit 1. In addition, each sign will contain any information required by NAM Field Representatives, i.e., cycle identification, etc.

D.	Print Quantity File/Manifests. NAM will provide Insignia with a print quantity file and shipping manifest per the schedule found in Exhibit 7.1.

E.

Product Authorization/Pricing. Insignia and/or NAM will request that the participating retailers provide weekly store level UPC specific distribution/pricing information. For each product authorized, all available/relevant pricing data should be provided, e.g., regular price, loyalty card (or other) sale price, BOGO, limits, and unit pricing information, effective dates, etc. Any such information received by NAM (or its contractor) will be immediately transmitted to Insignia. Business logic for void and “no price given” will follow retailer specifications.

	i.	Business Logic - By chain code (at start-up, and upon any changes)

		1.	Restrictions/exclusions/specifications
		2.	Ad break day
		3.	Day and time price is finalized
		4.	Pricing template (loyalty, sale price, etc.)
		5.	Artwork priority
		6.	Offset dates
		7.	Price requisition
		8.	Price acquisition
		9.	Weeks in cycle
		10.	Scheduling

		11.	Price display characteristics (size, font, “No price” verbiage)
		12.	Sign size, layout and perforation
		13.	Voids and week two ‘no price change’ ]

F.

Sign Creation/Sign Packet. Insignia or NAM pursuant to Exhibit 12 will create, collate and ship store level sign packets to specified NAM Field Representatives in time for each Retailer’s weekly Ad Break. Each sign packet will include as a minimum: information sheet (cycle identifier, chain name/id, Field Rep name/address, store number(s), and number of clings/vinyl pockets), artwork number(s), signs and shelf clips.

G.	Sign Placement.
•

NAM Field Representative will install each sign in its primary location if possible, and, if not, its secondary location specified to NAM on ad break day, according to NAM’s Installation Guidelines, see Exhibit 7.3.

	•	NAM Field Representative will record in the Installation Report to Insignia whether or not the placement is successfully completed, and if not, the reason why.

	•	NAM Field Representatives will post any new/price updated signs during the second week of the promotional cycle.

	•	NAM Field Representatives will remove all applicable signs at the end of each promotional period.

H.	Installation. Installation and other activities under this Agreement shall be based upon a two week cycle (with the exception of other cycle lengths set by retailers such as [ * ] 4 week cycle).

I.	Reporting. Upon completion of each cycle, NAM shall provide Insignia Installation Reports and Billing invoices within fourteen (14) days.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

EXHIBIT 7.1 – PRODUCTION TIMING OVERVIEW

In order to accommodate artwork review, the selling cycle close date needs to move back 1 week to 6 weeks prior to star in-store date.

EXHIBIT 7.1 – PRODUCTION TIMING OVERVIEW
[TO BE UPDATED]

9 Weeks
8 Weeks
7 Weeks
6 Weeks
5 Weeks
4 Weeks
3 Weeks
2 Weeks
1 Week

ISI/NAM Production Timing Overview

Proposed
Sign with Price Timing

UPC/Store List Cut-off

Preliminary Notification #1
(75% of UPCs)

Selling Cycle Close

Print Quantity File

Manifest File

Artwork posted to Printers FTP

(End of Week)

Notification #2

Start Price, Print & Ship

Continue Price, Print & Ship

Start In-Store
(Adbreak Specific)

EXHIBIT 7.2 – ISI Selling Cycle Calendar

[Sales close dates below to be consistent with timing from Exhibit 7.1]

2011 Cycle Calendar

NAM Cycle	ISI Cycle	Store List/UPC Deadline	Sales Close Date
6A	2011-11	4/15/2011	4/22/2011
6B	2011-12	4/29/2011	5/6/2011
7A	2011-13	5/13/2011	5/20/2011
7B	2011-14	5/27/2011	6/3/2011
8A	2011-15	6/10/2011	6/17/2011
8B	2011-16	6/24/2011	7/1/2011
9A	2011-17	7/8/2011	7/15/2011
9B	2011-18	7/22/2011	7/29/2011
10A	2011-19	8/5/2011	8/12/2011
10B	2011-20	8/19/2011	8/26/2011
11A	2011-21	9/2/2011	9/9/2011
11B	2011-22	9/16/2011	9/23/2011
12A	2011-23	9/30/2011	10/7/2011
12B	2011-24	10/14/2011	10/21/2011
13A	2011-25	10/28/2011	11/4/2011
13B	2011-26	11/11/2011	11/18/2011

2012 Cycle Calendar

NAM Cycle	ISI Cycle	Store List/UPC Deadline	Sales Close Date
1A	2012-01	11/25/2011	12/2/2011
1B	2012-02	12/9/2011	12/16/2011
2A	2012-03	12/23/2011	12/30/2011
2B	2012-04	1/6/2012	1/13/2012
3A	2012-05	1/20/2012	1/27/2012
3B	2012-06	2/3/2012	2/10/2012
4A	2012-07	2/17/2012	2/24/2012
4B	2012-08	3/2/2012	3/9/2012
5A	2012-09	3/16/2012	3/23/2012
5B	2012-10	3/30/2012	4/6/2012
6A	2012-11	4/13/2012	4/20/2012
6B	2012-12	4/27/2012	5/4/2012
7A	2012-13	5/11/2012	5/18/2012
7B	2012-14	5/25/2012	6/1/2012
8A	2012-15	6/8/2012	6/15/2012
8B	2012-16	6/22/2012	6/29/2012
9A	2012-17	7/6/2012	7/13/2012
9B	2012-18	7/20/2012	7/27/2012
10A	2012-19	8/3/2012	8/10/2012
10B	2012-20	8/17/2012	8/24/2012
11A	2012-21	8/31/2012	9/7/2012
11B	2012-22	9/14/2012	9/21/2012
12A	2012-23	9/28/2012	10/5/2012
12B	2012-24	10/12/2012	10/19/2012
13A	2012-25	10/26/2012	11/2/2012
13B	2012-26	11/9/2012	11/16/2012

EXHIBIT 7.2 – ISI Selling Cycle Calendar

2013 Cycle Calendar

NAM Cycle	ISI Cycle	Store List/UPC Deadline	Sales Close Date
1A	2013-01	11/23/2012	11/30/2012
1B	2013-02	12/7/2012	12/14/2012
2A	2013-03	12/21/2012	12/28/2012
2B	2013-04	1/4/2013	1/11/2013
3A	2013-05	1/18/2013	1/25/2013
3B	2013-06	2/1/2013	2/8/2013
4A	2013-07	2/15/2013	2/22/2013
4B	2013-08	3/1/2013	3/8/2013
5A	2013-09	3/15/2013	3/22/2013
5B	2013-10	3/29/2013	4/5/2013
6A	2013-11	4/12/2013	4/19/2013
6B	2013-12	4/26/2013	5/3/2013
7A	2013-13	5/10/2013	5/17/2013
7B	2013-14	5/24/2013	5/31/2013
8A	2013-15	6/7/2013	6/14/2013
8B	2013-16	6/21/2013	6/28/2013
9A	2013-17	7/5/2013	7/12/2013
9B	2013-18	7/19/2013	7/26/2013
10A	2013-19	8/2/2013	8/9/2013
10B	2013-20	8/16/2013	8/23/2013
11A	2013-21	8/30/2013	9/6/2013
11B	2013-22	9/13/2013	9/20/2013
12A	2013-23	9/27/2013	10/4/2013
12B	2013-24	10/11/2013	10/18/2013
13A	2013-25	10/25/2013	11/1/2013
13B	2013-26	11/8/2013	11/15/2013

EXHIBIT 7.2 – ISI Selling Cycle Calendar

2014 Cycle Calendar

NAM Cycle	ISI Cycle	Store List/UPC Deadline	Sales Close Date
1A	2014-01	11/22/2013	11/29/2013
1B	2014-02	12/6/2013	12/13/2013
2A	2014-03	12/20/2013	12/27/2013
2B	2014-04	1/3/2014	1/10/2014
3A	2014-05	1/17/2014	1/24/2014
3B	2014-06	1/31/2014	2/7/2014
4A	2014-07	2/14/2014	2/21/2014
4B	2014-08	2/28/2014	3/7/2014
5A	2014-09	3/14/2014	3/21/2014
5B	2014-10	3/28/2014	4/4/2014
6A	2014-11	4/11/2014	4/18/2014
6B	2014-12	4/25/2014	5/2/2014
7A	2014-13	5/9/2014	5/16/2014
7B	2014-14	5/23/2014	5/30/2014
8A	2014-15	6/6/2014	6/13/2014
8B	2014-16	6/20/2014	6/27/2014
9A	2014-17	7/4/2014	7/11/2014
9B	2014-18	7/18/2014	7/25/2014
10A	2014-19	8/1/2014	8/8/2014
10B	2014-20	8/15/2014	8/22/2014
11A	2014-21	8/29/2014	9/5/2014
11B	2014-22	9/12/2014	9/19/2014
12A	2014-23	9/26/2014	10/3/2014
12B	2014-24	10/10/2014	10/17/2014
13A	2014-25	10/24/2014	10/31/2014
13B	2014-26	11/7/2014	11/14/2014

EXHIBIT 7.2 – ISI Selling Cycle Calendar

2015 Cycle Calendar

NAM Cycle	ISI Cycle	Store List/UPC Deadline	Sales Close Date
1A	2015-01	11/21/2014	11/28/2014
1B	2015-02	12/5/2014	12/12/2014
2A	2015-03	12/19/2014	12/26/2014
2B	2015-04	1/2/2015	1/9/2015
3A	2015-05	1/16/2015	1/23/2015
3B	2015-06	1/30/2015	2/6/2015
4A	2015-07	2/13/2015	2/20/2015
4B	2015-08	2/27/2015	3/6/2015
5A	2015-09	3/13/2015	3/20/2015
5B	2015-10	3/27/2015	4/3/2015
6A	2015-11	4/10/2015	4/17/2015
6B	2015-12	4/24/2015	5/1/2015
7A	2015-13	5/8/2015	5/15/2015
7B	2015-14	5/22/2015	5/29/2015
8A	2015-15	6/5/2015	6/12/2015
8B	2015-16	6/19/2015	6/26/2015
9A	2015-17	7/3/2015	7/10/2015
9B	2015-18	7/17/2015	7/24/2015
10A	2015-19	7/31/2015	8/7/2015
10B	2015-20	8/14/2015	8/21/2015
11A	2015-21	8/28/2015	9/4/2015
11B	2015-22	9/11/2015	9/18/2015
12A	2015-23	9/25/2015	10/2/2015
12B	2015-24	10/9/2015	10/16/2015
13A	2015-25	10/23/2015	10/30/2015
13B	2015-26	11/6/2015	11/13/2015

EXHIBIT 7.3 – NAM Installation Guidelines
Note that the below is just an example of guidelines for a particular cycle and will be updated from time to time during the term.

[ * ]

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

EXHIBIT 8 – INTENTIONALLY OMITTED

EXHIBIT 9 – EXISTING PPG SALES

[ * ]

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

EXHIBIT 10 – AUDIT GUIDELINES

A “Compliance Audit” means that Insignia may select one client program for which to audit NAM’s compliance with the installation obligations in this Agreement by having an independent third party auditor reasonably acceptable to NAM and Insignia conduct an audit in accordance with the guidelines described below. NAM may choose to have a photo audit of such programs conducted. NAM’s photo audit, if undertaken, shall provide a time, date and location “stamped” (verified) photo of the Specified Signs with Price program installed in a store.

Any disagreements concerning a Compliance Audit including disagreements about the accuracy of the audit shall be submitted to binding arbitration. Unless the parties agree to one arbitrator, the dispute shall be brought before a panel of three arbitrators. Said panel shall consist of three arbitrators. Insignia and NAM shall each be entitled to appoint one arbitrator. The two appointed arbitrators shall then appoint a third arbitrator. The three arbitrators shall together comprise the binding arbitration panel. If the arbitration panel is tasked with determining the percentage of installation, it shall consider the findings of the independent auditor as well as any photo audit undertaken by NAM, together with any other evidence the arbitrators deem appropriate to consider. A decision agreed to between any two of the three arbitrators shall be deemed as a final binding decision. Cost of the arbitration shall be equally split between the parties.

If the parties agree that the Compliance Audit has revealed that NAM has failed to achieve the [ * ] installation guarantee as contemplated by Exhibit 5, Insignia shall be entitled to the remedy specified in Exhibit 5 and, if applicable, Section 17. If the parties have failed to agree on the accuracy of the audit and the disagreement is submitted to binding arbitration as described above, and if the arbitration decision determines that NAM has failed to achieve the [ * ] installation guarantee as contemplated by Exhibit 5, Insignia shall be entitled to the remedy specified in Exhibit 5 and, if applicable, Section 17.

NEWS AMERICA MARKETING COMPLIANCE AUDIT GUIDELINES
2 WEEK PRICE SIGNAGE PROGRAM

Effective 4/11

Research Supplier

An agreed upon third party auditor with prior experience in NAM programs and retail channels is required.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

Collaboration

The client, the auditor and NAM should communicate throughout the process of research design, audit instructions, execution, tabulation and results to ensure agreement on the audit objectives and processes.

Timing

Compliance audits must be conducted within 3 days after the retailer’s sales price changes become effective. To ensure the auditor is educated as to the agreed upon objectives and processes, the audit should be scheduled at least 6 weeks in advance of the audit start date.

Sample Size Guidelines

1.	A geographically representative sample should be drawn.

2.	A representative sample of chain and independent retailers should be used. (Representative of the program buy.)

3.

Within each geography audited (market), stores should be selected based on each participating account’s share of that market’s stores. Specific stores should be selected to provide for a representative sample, while allowing for efficient routing of auditors.

4.	Adequate sample size for the total program and individual markets should be used.

•	A [ * ] minimum total store sample is recommended.

•	[ * ] stores per market are recommended. A minimum of [ * ] stores should be audited in each market.

Market List Guidelines

1.	A NAM store list for the specific program must be used to draw the audit sample.

2.	TDLinx numbers must be used to ensure accurate matching between the NAM store list and the auditor’s store list in sample selection and tabulation.

Audit Instruction Guidelines

The auditor will prepare audit instructions for review and approval by NAM and the client. The exact placement instructions and NAM product standards used by NAM’s field force for the program installation should be reflected in the audit instructions. The approved audit instructions will be used by the auditor to collect the data.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

Data Collection

1.	Stocking conditions of the brand should be collected as part of the audit (Was the product in distribution in the audited store?)

2.	The shelf location of the price sign should be recorded.

Audit Result Guidelines

The audit results should be used in calculating compliance based on the rate of installation formula. NAM handheld information will be provided to the auditor to assist in providing a full understanding of retail conditions and their impact on program compliance.

Cost

The expense of any compliance Audit will be borne by Insignia, unless the Compliance Audit finds a failure by NAM to comply with the [ * ] PPG Installation Guaranty, in which case NAM will pay the entire cost of the audit.

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

EXHIBIT 11 – CYCLE CALENDAR

2011 Cycle Calendar

NAM Cycle	ISI Cycle	Cycle Dates
6A	2011-11	May 22 - June 4
6B	2011-12	June 5 - 18
7A	2011-13	June 19 - July 2
7B	2011-14	July 3 - 16
8A	2011-15	July 17 - 30
8B	2011-16	July 31 - August 13
9A	2011-17	August 14 - 27
9B	2011-18	August 28 - September 10
10A	2011-19	September 11 - 24
10B	2011-20	September 25 - October 8
11A	2011-21	October 9 - 22
11B	2011-22	October 23 - November 5
12A	2011-23	November 6 - 19
12B	2011-24	November 20 - December 3
13A	2011-25	December 4 - 17
13B	2011-26	December 18 - 31

2012 Cycle Calendar

NAM Cycle	ISI Cycle	Cycle Dates
1A	2012-01	January 1 - 14
1B	2012-02	January 15 - 28
2A	2012-03	January 29 - February 11
2B	2012-04	February 12 - 25
3A	2012-05	February 26 - March 10
3B	2012-06	March 11 - 24
4A	2012-07	March 25 - April 7
4B	2012-08	April 8 - 21
5A	2012-09	April 22 - May 5
5B	2012-10	May 6 - 19
6A	2012-11	May 20 - June 2
6B	2012-12	June 3 - 16
7A	2012-13	June 17 - 30
7B	2012-14	July 1 - 14
8A	2012-15	July 15 - 28
8B	2012-16	July 29 - August 11
9A	2012-17	August 12 - 25
9B	2012-18	August 26 - September 8
10A	2012-19	September 9 - 22
10B	2012-20	September 23 - October 6
11A	2012-21	October 7 - 20
11B	2012-22	October 21 - November 3
12A	2012-23	November 4 - 17
12B	2012-24	November 18 - December 1
13A	2012-25	December 2 - 15
13B	2012-26	December 15 - 29

EXHIBIT 11 – CYCLE CALENDAR

2013 Cycle Calendar

NAM Cycle	ISI Cycle	Cycle Dates
1A	2013-01	December 30 - January 12
1B	2013-02	January 13 - 26
2A	2013-03	January 27 - February 9
2B	2013-04	February 10 - 23
3A	2013-05	February 24 - March 9
3B	2013-06	March 10 - 23
4A	2013-07	March 24 - April 6
4B	2013-08	April 7 - 20
5A	2013-09	April 21 - May 4
5B	2013-10	May 5 - 18
6A	2013-11	May 19 - June 1
6B	2013-12	June 2 - 15
7A	2013-13	June 16 - 29
7B	2013-14	June 30 - July 13
8A	2013-15	July 14 - 27
8B	2013-16	July 28 - August 10
9A	2013-17	August 11 - 24
9B	2013-18	August 25 - September 7
10A	2013-19	September 8 - 21
10B	2013-20	September 22 - October 5
11A	2013-21	October 6 - 19
11B	2013-22	October 20 - November 2
12A	2013-23	November 3 - 16
12B	2013-24	November 17 - 30
13A	2013-25	December 1 - 14
13B	2013-26	December 15 - 28

EXHIBIT 11 – CYCLE CALENDAR

2014 Cycle Calendar

NAM Cycle	ISI Cycle	Cycle Dates
1A	2014-01	December 29 - January 11
1B	2014-02	January 12 - 25
2A	2014-03	January 26 - February 8
2B	2014-04	February 9 - 22
3A	2014-05	February 23 - March 8
3B	2014-06	March 9 - 22
4A	2014-07	March 23 - April 5
4B	2014-08	April 6 - 19
5A	2014-09	April 20 - May 3
5B	2014-10	May 4 - 17
6A	2014-11	May 18 - 31
6B	2014-12	June 1 - 14
7A	2014-13	June 15 - 28
7B	2014-14	June 29 - July 12
8A	2014-15	July 13 - 26
8B	2014-16	July 27 - August 9
9A	2014-17	August 10 - 23
9B	2014-18	August 24 - September 6
10A	2014-19	September 7 - 20
10B	2014-20	September 21 - October 4
11A	2014-21	October 5 - 18
11B	2014-22	October 19 - November 1
12A	2014-23	November 2 - 15
12B	2014-24	November 16 - 29
13A	2014-25	November 30 - December 13
13B	2014-26	December 14 - 27

Exhibit 11 - Cycle Calendar

2015 Cycle Calendar

NAM Cycle	ISI Cycle	Cycle Dates
1A	2015-01	December 28 - January 10
1B	2015-02	January 11 - 24
2A	2015-03	January 25 - February 7
2B	2015-04	February 8 - 21
3A	2015-05	February 22 - March 7
3B	2015-06	March 8 - 21
4A	2015-07	March 22 - April 4
4B	2015-08	April 5 - 18
5A	2015-09	April 19 - May 2
5B	2015-10	May 3 - 16
6A	2015-11	May 17 - 30
6B	2015-12	May 31 - June 13
7A	2015-13	June 14 - 27
7B	2015-14	June 28 - July 11
8A	2015-15	July 12 - 25
8B	2015-16	July 26 - August 8
9A	2015-17	August 9 - 22
9B	2015-18	August 23 - September 5
10A	2015-19	September 6 - 19
10B	2015-20	September 20 - October 3
11A	2015-21	October 4 - 17
11B	2015-22	October 18 - 31
12A	2015-23	November 1 - 14
12B	2015-24	November 15 - 28
13A	2015-25	November 29 - December 12
13B	2015-26	December 13 - 26

EXHIBIT 12 – REQUIRED INFORMATION

Information Required from NAM to Insignia (Timing)

PPG Stores

1.	Store list - By chain code (each cycle)
	a.	Number of stores
	b.	Store name
	c.	Store address
	d.	TDLinx code
	e.	NAM store ID
	f.	Chain store number

2.	Business Logic - By chain code (at start-up, and upon any changes)
	a.	Restrictions/exclusions/specifications
	b.	Ad break day
	c.	Day and time price is finalized
	d.	Pricing template (loyalty, sale price, etc.)
	e.	Artwork priority
	f.	Offset dates
	g.	Price requisition
	h.	Price acquisition
	i.	Weeks in cycle
	j.	Scheduling
	k.	Price display characteristics (size, font, “No price” verbiage)
	l.	Sign size, layout and perforation
	m.	Voids and week two ‘no price change’

3.	Business/Pricing contacts – by chain code (at start-up, and upon any changes)
	a.	Name
	b.	Title
	c.	Contact information

4.	*Pricing – By store (weekly, by production due date)
	a.	By UPC
	b.	Including voids/”do not carry”
	c.	Any additional information provided by retailer
*As provided by retailer.

5.	Retailer contract end date – 6 months prior to scheduled contract end date

6.	Shipping manifest (weekly)
	d.	Field personnel/addresses
	e.	Store assignments

7.	Field installation reports (each cycle, within 3 weeks post cycle)

NAM Network Non-PPG (all retailers)

1.	Retailer name (upon execution of agreement)
	a.	Number of stores
	b.	Business contacts
		i.	Titles
		ii.	Contact Information

The only information to be shared by Insignia with [ * ] is set out below and may be used by [ * ] for the sole purpose of resale to [ * ] Permitted Clients only.

2.	Retailer names
	a.	Store counts
	b.	Select business logic
		i.	Cycle Timing
		ii.	Price
	c.	Restriction/exclusions
	d.	Sign specifications
	e.	Cycle calendar and timelines
	f.	Price Pop Guarantee installation reports
	g.	Sign samples

*Indicates confidential information which has been omitted and filed separately with the Commission under Rule 24b-2.

EXHIBIT 13 – INTENTIONALLY OMITTED

EXHIBIT 14 – STANDARD ACKNOWLEDGEMENT

This Standard Acknowledgement (this “Acknowledgment”) is entered into as of [INSERT DATE] by and among News America Marketing In-Store Services L.L.C. (“NAM”), Insignia Systems, Inc. (“Insignia”), and [INSERT RETAILER NAME] (“Retailer”).

WHEREAS NAM and Retailer have previously entered into an agreement, the [INSERT AGMT NAME] effective as of [INSERT DATE] (“NAM-Retailer Agreement”), in which Retailer authorizes NAM to install and maintain certain in-store advertising and promotional programs;

WHEREAS NAM and Insignia entered into an Exclusive Agreement For Sale And Placement of Specified Signs With Price which permits Insignia to sell Specified Signs with Price under certain circumstances;

WHEREAS Insignia and Retailer may enter into an agreement with each other (any such agreement executed by Insignia and Retailer as same may be amended from time to time, a “Insignia-Retailer Agreement”), which may permit placement in Retailer’s stores of “Specified Signs with Price” (defined as having the features of the Price Pop Guaranteed Signs meeting Retailer’s specifications and having only the content set forth on Attachment 1 and conform to the requirements of Attachment 1);

NOW THEREFORE the parties acknowledge and agree as follows:

1.

NAM Not a Party. The Insignia-Retailer Agreement shall be solely between Insignia and Retailer, and NAM shall not be a party to the Insignia-Retailer Agreement. Each of Insignia and Retailer hereby disclaim and release NAM from and against any and all claims and liabilities arising out of or in connection with the Insignia-Retailer Agreement.

2.

Compliance. Provided that the terms of this Acknowledgement are complied with, NAM agrees not to enforce against Retailer or Insignia with respect to the Specified Signs with Price any exclusivity rights which NAM may have pursuant to the NAM-Retailer Agreement. Insignia and Retailer acknowledge and agree that NAM is entering into this Acknowledgement based on the representations, warranties and covenants made by Insignia and Retailer herein.

3.

Representations Warranties and Covenants. Insignia and Retailer each represent, warrant and covenant to NAM that (i) the Insignia-Retailer Agreement does not and will not contain any terms or conditions that are inconsistent with the terms and conditions of this Acknowledgement; (ii) except as specifically contemplated by Section 2, this Acknowledgement does not limit or otherwise affect the rights granted to NAM by Retailer in the NAM-Retailer Agreement (including, without limitation, placement rights, exclusivity rights, etc.) for any product other than Specified Signs with Price; and (iii) the Insignia-Retailer Agreement does and will provide that NAM shall install all Specified Signs with Price in Retailer’s stores.

4.

Conflict. In the event that notwithstanding the representations, warranties and covenants in this Acknowledgement, there is a term or condition in the Insignia-Retailer Agreement that is inconsistent with any of the terms or conditions in this Acknowledgement, the terms and conditions in this Acknowledgement shall prevail.

5.

Confidentiality. Insignia and Retailer confirm that they have not and will not disclose to NAM any terms or provisions contained in the Insignia-Retailer Agreement except as may be required by legal process.

6.	Term. The term of this Acknowledgment shall be for so long as Retailer has an agreement with NAM related to in store marketing.

Acknowledged and Agreed:

Insignia Systems, Inc.

By:
Name:
Title:

[INSERT RETAILER NAME]

By:
Name:
Title:

News America Marketing In-Store Services L.L.C.

By:
Name:
Title:

Attachment 1
Specifications

[FINAL VERSION OF EXHIBIT 1 TO BE INSERTED ONCE FINALIZED.]